Exhibit 99.1

Actinium Pharmaceuticals, Inc. Announces Proposed Public Offering of Common Stock and Warrants

NEW YORK, NY – April 17, 2019 – Actinium Pharmaceuticals, Inc. (NYSE AMERICAN: ATNM) (“Actinium”) today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock and warrants to purchase additional shares of its common stock in an underwritten public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Actinium intends to use the net proceeds from the sale of the common stock and warrants to fund its ongoing pivotal, Phase 3 SIERRA trial for its lead product candidate Iomab-B and progress Phase 1 trials from its refocused CD33 program to the proof of concept stage. Actinium will also use the proceeds to support its Antibody Warhead Enabling technology platform, including its Iomab-ACT program, research and development and general working capital needs.

William Blair & Company, L.L.C. is acting as sole bookrunner for the offering.

The shares and warrants are being offered pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 (File No. 333-216748) filed with the U.S. Securities Exchange Commission (the “SEC”). A preliminary prospectus supplement, dated April 17, 2019 and accompanying prospectus, dated October 24, 2017, relating to the offering have been filed with the SEC. To obtain a copy of the preliminary prospectus supplement, dated April 17, 2019, and the final prospectus supplement (when available) for this offering, please contact William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by calling (800) 621-0687, or emailing prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Actinium Pharmaceuticals, Inc.

Actinium Pharmaceuticals Inc. is a clinical-stage biopharmaceutical company focused on improving patient access and outcomes to cellular therapies such as BMT or Bone Marrow Transplant and CAR-T with its proprietary ARC or Antibody Radiation-Conjugates targeted conditioning technology. Actinium’s lead product candidate, Iomab-B, is in a pivotal Phase 3 trial for re-induction and conditioning prior to a BMT for patients with active relapsed or refractory AML or Acute Myeloid Leukemia. BMT is the only curative treatment option for this patient population and currently no standard of care exists. Actinium’s multi-disease, multi-target pipeline of clinical-stage targeted conditioning ARC’s are designed to target the antigens CD45 and CD33 for patients with a broad range of hematologic malignancies including Acute Myeloid Leukemia, Myelodysplastic Syndrome and Multiple Myeloma. Actinium is also developing its proprietary AWE or Antibody Warhead Enabling technology platform which utilizes radioisotopes including iodine-131 and the highly differentiated actinium-225 coupled with antibodies to target a variety of antigens that are expressed in hematological and solid tumor cancers. The AWE technology enables Actinium’s internal pipeline and with the radioisotope actinium-225 is being utilized in a collaborative research partnership with Astellas Pharma, Inc. Actinium’s clinical programs and AWE technology platform are covered by a portfolio of over 110 patents covering composition of matter, formulations, methods of use and also methods of manufacturing the radioisotope Actinium-225 in a cyclotron.

Forward-Looking Statements for Actinium Pharmaceuticals, Inc.

The information in this press release contains forward-looking statements regarding future events, including statements about Actinium’s expectations regarding the terms of the offering or completion of the offering. Actinium intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Actinium will be able to complete the offering on the anticipated terms, or at all. More information about the risks and uncertainties faced by Actinium are more fully detailed under the heading “Risk Factors” in Actinium's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Except as required by law, Actinium assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Actinium Pharmaceuticals, Inc.
Steve O'Loughlin
Principal Financial Officer
investorrelations@actiniumpharma.com

Hans Vitzthum

LifeSci Advisors, LLC

Hans@LifeSciAdvisors.com

(617) 535-7743